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                                                                    EXHIBIT 4.10


                                VERITAS DGC INC.

                2001 KEY EMPLOYEE NONQUALIFIED STOCK OPTION PLAN


                                   ARTICLE I

                                      PLAN

         1.1 PURPOSE. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Subsidiaries with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or any of its Subsidiaries.

         1.2 TERM OF PLAN. The Plan is effective on February 1, 2001. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired.

                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in Schedule A attached hereto, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

                                  ARTICLE III

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Options shall be those Employees who are not officers (as defined by the Securities and Exchange Commission in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any successor rule) or directors of the Company, who have substantial responsibility for the management and growth of the Company or any of its Subsidiaries as the Committee shall determine from time to time.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant Options to those key Employees of the Company or any of its Subsidiaries as it shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Common Stock to be covered by any Option to be granted to any person shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The maximum number of shares of Common Stock with respect to which Options may be granted under the Plan is 2,000,000. Such shares of Common


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Stock may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Option expires for any reason or any Option is surrendered, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Except as specified in the applicable Option Agreement or in a domestic relations court order, an Option shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. In the discretion of the Committee, any attempt to transfer an Option other than under the terms of the Plan and the applicable Option Agreement may terminate the Option.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Common Stock under any Option if issuing that Common Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Common Stock unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer the Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Common Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Common Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Common Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation for it in money, services or property, then (i) the number, class or series and per share price of shares of Common Stock subject to outstanding Options under the Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares he would


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have received had he exercised his Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Common Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Common Stock then reserved, that number and class or series of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Common Stock as the result of the event requiring the adjustment.

         (c) Unless the transaction constitutes a Change in Control, if while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement or as a result of the Board's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:

                  (1) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Optionees thereunder shall terminate;

                  (2) require the mandatory surrender to the Company by all or selected Optionees of some or all of the then outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Options for such shares;

                  (3) with respect to all or selected Optionees, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing him, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a


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         basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

                  (4) provide that the number and class or series of shares of Common Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class or series of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or

                  (5) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

         In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Optionee, may accelerate the time at which some or all Options then outstanding may be exercised.

         (d) In the event of an occurrence of a Change in Control, an outstanding Option shall be fully exercisable as of the day immediately preceding the Change in Control unless otherwise expressly provided in the Optionee's Option Agreement. The provisions of this paragraph (d) of Section 4.5 may not be deleted or amended to adversely affect an Option granted under the Plan without the prior written consent of the Optionee to whom the Option was granted, unless the Optionee's Option Agreement expressly provides otherwise.

         (e) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

         (f) The issue by the Company of shares of stock of any class or series, or securities


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convertible into shares of stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Common Stock then subject to outstanding Options.

         4.6 TYPES OF OPTIONS. All Options granted under the Plan shall be nonqualified stock options that are not intended to satisfy the requirements of section 422 of the Code.

                                   ARTICLE V

                                     OPTIONS

         5.1 EXERCISE PRICE. The price at which Common Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the date the Option is granted.

         5.2 DURATION OF OPTIONS. An Option shall not be exercisable after the earlier of (i) the term of the Option specified in the Option Agreement (which shall not exceed ten years from the date the Option is granted), or (ii) the period of time specified herein or in the Optionee's Option Agreement that follows the Optionee's Retirement, Disability, death or other Termination of Employment. Unless an Optionee's Option Agreement specifies otherwise, the Optionee's Option shall not continue to vest after the date of the Optionee's Termination of Employment for any reason other than the death or Disability of the Optionee.

                  (a) General Term of Option. Unless the Option Agreement specifies a shorter term, an Option shall expire on the tenth anniversary of the date the Option is granted.

                  (b) Early Termination of Option Due to Termination of Employment (Other Than for Death, Disability or Retirement). Except as may be otherwise expressly provided in an Option Agreement, an Option shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is three months after the date of the Optionee's Termination of Employment for any reason other than the death, Disability or Retirement of the Optionee, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Common Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment. Whether a leave of absence, or absence on military or government service, shall constitute a Termination of the Employment shall be determined by the Committee at the time thereof.

                  (c) Early Termination of Option Due to Death or Disability. Unless his Option Agreement specifies otherwise, in the event an Optionee incurs a Termination of the Employment due to death or Disability, the Optionee's Option shall terminate on the earlier of (1) the date of expiration of the general term of the Option or (2) the first anniversary of the date of the Optionee's Termination of Employment due to death or Disability.


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                  (d) Early Termination of Option Due to Retirement. Unless the
         Option Agreement specifies otherwise, upon the Optionee's Retirement, the Optionee's Option shall terminate on the earlier of (1) the expiration of the general term of the Option or (2) three years after the date of the Optionee's Termination of Employment due to Retirement.

         After the death of an Optionee, his executors, administrators or any person or persons to whom the Optionee's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of shares that the Optionee would have been entitled to exercise if the Optionee exercised the Option prior to his death or, if the Option is fully exercisable under Section 5.3, in respect of all of the remaining shares subject to the Option.

         5.3 AMOUNT EXERCISABLE. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. If an Optionee incurs a Termination of Employment due to death or Disability, the Optionee's Option will be immediately exercisable in full upon the date of the Termination of Employment.

         5.4 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee) or (d) except as specified below, any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the shares of Common Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

         Whenever an Option is exercised by exchanging Mature Shares owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Common Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the


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Company might reasonably request pertaining to exercise, sale or other disposition.

         The Committee may permit an Optionee to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

         The Committee shall not permit an Optionee to pay his exercise price upon the exercise of an Option by having the Company reduce the number of shares of Common Stock that will be delivered to the Optionee pursuant to the exercise of the Option. In addition, the Committee shall not permit an Optionee to pay his exercise price upon the exercise of an Option by using shares of Common Stock other than Mature Shares.

         An Option may not be exercised for a fraction of a share of Common
Stock.

         5.5 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or any Subsidiary, or the acquisition by the Company or any Subsidiary of the assets of the employing corporation, or the acquisition by the Company or any Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.6 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock.

                                   ARTICLE VI

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the persons to whom and the time or times at which Options will be granted;

                  (b) determine the number of shares of Common Stock covered by each Option;


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                  (c) determine the terms, provisions and conditions of each
         Option, which need not be identical;

                  (d) accelerate the time at which any outstanding Option may be exercised;

                  (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

                  (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board or the Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Optionee under the Plan. All Optionees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

         8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Subsidiary any obligation to employ or continue to employ, or utilize the services of, any Optionee. The right of the Company or any Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         8.3 FORFEITURE. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Optionee, before or after termination of his employment relationship with the Company or a Subsidiary for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of his employment by the Company or a Subsidiary, which conduct damaged the Company or Subsidiary, the Optionee shall forfeit all outstanding Options, and all exercised Options if the Company has not yet delivered a stock certificate to the Optionee with respect thereto. The decision of the Committee as to the cause of the Optionee's discharge, the damage


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done to the Company or a Subsidiary shall be final. No decision of the
Committee, however, shall affect the finality of the discharge of the Optionee by the Company or a Subsidiary in any manner.

         8.4 TAX WITHHOLDING. The Company or any Subsidiary shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option, or lapse of restrictions on Restricted Common Stock. In the alternative, the Company may require the Optionee to pay such sums for taxes directly to the Company or any Subsidiary in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Optionee, the Company may reduce the number of shares of Common Stock issued to the Optionee upon his exercise of an Option to satisfy the tax withholding obligations of the Company or a Subsidiary; provided that the Fair Market Value of the shares held back shall not exceed the Company's or the Subsidiary's minimum statutory withholding tax obligations. The Company shall have no obligation upon exercise of any Option until the Company or a Subsidiary has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Subsidiary shall be obligated to advise an Optionee of the existence of the tax or the amount which it will be required to withhold.

         8.5 WRITTEN AGREEMENT. Each Option shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Optionee and by a member of the Committee or an executive officer of the Company on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

         8.6 GENDER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

         8.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         8.8 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

         8.9 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under the Plan, whether or not Options may be granted to similarly situated Employees, or the right to receive future Options upon the same terms or conditions as previously granted.

         8.10 GOVERNING LAW. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas.



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                                   SCHEDULE A

                                DEFINITIONS FOR:
     VERITAS DGC INC. RESTRICTED STOCK PLAN, VERITAS DGC INC. 1992 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN, VERITAS DGC INC. 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, VERITAS DGC INC. 2001 EMPLOYEE NON-QUALIFIED STOCK OPTION
       PLAN, AND VERITAS DGC INC. 2001 KEY EMPLOYEE RESTRICTED STOCK PLAN


(a) 2001 RESTRICTED STOCK PLAN. The Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan.

(b) AUTHORIZED OFFICER. The Chairman of the Board, the Chief Executive Officer of the Company, an Executive Vice President of the Company, the Vice President of Human Resources, and any other officer of the Company who has been delegated the authority by the Committee to execute a Restricted Stock Agreement or Option Agreement for and on behalf of the Company. No officer shall be an Authorized Officer with respect to any Restricted Stock Agreement or Option Agreement for himself or herself

(c)      BOARD. The Board of Directors of the Company.

(d) CAUSE. When used in connection with termination of Employment as determined by the Chairman or Committee, "Cause" shall mean the Employee's willfully engaging in conduct materially and demonstrably injurious to the property of business of Employer, including, without limitation, fraud, misappropriation of funds or other property of Employer, other willful misconduct, gross negligence or commission of a felony or other crime of moral turpitude.

(e) CASH EXERCISE. Form of exercise of an Option in which the Option Price for the number of Shares of Common Stock being purchased is paid with cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the Shares.

(f) CASHLESS EXERCISE. Form of exercise of an Option in which the Option Price for the number of shares of Common Stock being purchased is paid with consideration in the form of Common Stock at is Fair Market Value on the date of exercise, an election to have Shares of Common Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price and/or to satisfy any required income tax withholding obligation, or any combination of cash and cashless exercise and/or any other form of payment which is acceptable to the Committee.

(g)      CHANGE IN CONTROL. The occurrence of any of the following events:

         (1) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of Directors to the Board; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in
                  Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

         (2) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new Directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office, who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

         (3) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's Common Stock will be converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional Shares; or

         (4) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half ( 1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as Directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

         (5) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

         (6) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

Notwithstanding the occurrence of any of the foregoing events of this Section
(g) which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of Directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.

(h)      CODE. The Internal Revenue Code of 1986, as amended.

(i)      COMMITTEE. The Compensation Committee of the Board.

(j) COMMON STOCK. The common stock of the Company, $.01 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

(k)      COMPANY. Veritas DGC Inc., a Delaware corporation.

(l) COVERED EMPLOYEE. Any individual who, on the last day of the taxable year, is (a) the chief executive officer of the Company or is acting in such capacity; or (b) among the four highest compensated officers (other than the chief executive officer) as each are defined under the regulation promulgated under Section 162(m) of the Code

(m) DIRECTOR. An individual elected by the shareholders/stockholders of the Company, or in the case of a vacancy or newly created position, by the other Directors, to serve on the Board who performs the functions of a director set forth in the Company's charter documents and bylaws.

(n) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Participant that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Participant is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request by the Committee.

(o) EMPLOYEE. A person employed by the Company or a Subsidiary as a common law employee.

(p) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in
         Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

(q)      EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

(r) EXERCISABILITY. The ability to convert an Option into the underlying Shares of Common Stock through their purchase or other acquisition.

(s) EXERCISE. The transaction in which an Optionee elects to purchase some or all of the Shares of Common Stock underlying an Option.

(t) EXERCISE PRICE. The consideration in money or property that, pursuant to the terms of an Option Agreement, is the price at which the Shares of Common Stock subject to an Option may be purchased. The exercise price is typically expressed on a per share basis.

(u) EXPIRATION DATE. The last date on which an Option may be exercised by an Optionee.

(v) FAIR MARKET VALUE. The Fair Market Value of one share of Common Stock shall be the last reported sale price for the Common Stock on the principal stock exchange on which the Common Stock is traded on the business day immediately preceding the date for which the Fair Market Value is being determined.

(w)      GRANTEE. Any Employee who is granted an Incentive Award under the Plan.

(x) INCENTIVE AWARD. A grant of Restricted Stock made to a Grantee under the Restricted Stock Plan or the 2001 Restricted Stock Plan.

(y) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under
         Section 16 of the Exchange Act.

(z) MATURE SHARES. Shares of Stock that the Optionee has held for at least six months.

(aa)     NYSE. The New York Stock Exchange, Inc.

(bb) NONQUALIFIED STOCK OPTION. An Option that is not intended to satisfy the requirements of a statutory stock option under Section 422 of the Code. This type of stock option gives rise to federal income tax consequences on the date of exercise.

(cc) OPTION. An option granted under the respective Plan to purchase shares of Common Stock.

(dd) OPTION AGREEMENT. A written contract setting forth the terms and conditions of an Option.


(ee) OPTION PRICE. The consideration in money or Common Stock which, pursuant to the terms of an Option Agreement, is the price at which the Shares of Common Stock subject to an Option may be purchased.

(ff)     OPTIONEE. The recipient of an Option.

(gg) OUTSTANDING OPTION. An Option that has been formally granted by a corporation and is not cancelled, exercised or expired.

(hh) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in Section 424(e) of the Code.

(ii)     PARTICIPANT. An Optionee or the recipient of Restricted Stock.

(jj) PERFORMANCE-BASED EXCEPTION. The Performance-Based Exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor).

(kk) PLAN. The Veritas DGC Inc. Restricted Stock Plan, the Employee Non-qualified Stock Option Plan, the Non-employee Director Stock Option Plan, the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan and the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan as set forth in their respective plan documents and as they may be amended from time to time.

(ll) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee pursuant to the Restricted Stock Plan or the 2001 Restricted Stock Plan.

(mm) RESTRICTED STOCK AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which a Restricted Stock Award is granted.

(nn) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

(oo) RESTRICTION PERIOD. The period of time determined by the Committee and set forth in the Restricted Stock Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

(pp) RETIREMENT. The occurrence of the Participant's voluntary Termination of Employment after (a) he has attained the age of 62 and completed ten years of employment with the Company and/or any of its Subsidiaries, or
         (b) he has attained such other retirement age as may be specified in the Participant's Restricted Stock Agreement or Option Agreement.

(qq) RULE 144. Rule promulgated by the Securities and Exchange Commission as a "safe harbor" for the resale of "restricted securities" (that is, securities that were acquired other than in a public offering), and "control securities" (that is, securities owned by affiliates of the corporation).

(rr) RULE 16b. Provision of the Exchange Act that requires the directors and officers of an issuer that has registered a class of its equity securities under Section 12, as well as the beneficial owners of more than 10% of any class of the issuer's registered equity securities, to turn over to the issuer any profits realized from the purchase and sale, and purchase of the issuer's equity securities within a period of less than six months.

(ss) SECURITIES AND EXCHANGE COMMISSION (SEC). Agency of the federal government created under the Exchange Act that administers the federal laws regulating the offer and sale of Securities in the United States.

(tt)     SHARE. A share of the Common Stock of the Company.

(uu)     SHARE POOL. The number of Shares authorized for issuance under Section
         1.4 of the Veritas DGC Inc. Restricted Stock Plan, Section 3 of the Veritas DGC Inc. Employee Non-qualified Stock Option Plan, and Section 4 of the Veritas DGC Inc. Non-employee Director Stock Option Plan, as adjusted for awards and payouts under Section 1.5 of the Restricted Stock Plan and as adjusted for changes in corporate capitalization under Section 3.5 of the Restricted Stock Plan, Section 12 of the Employee Non-qualified Stock Option Plan, and Section 17 of the Non-employee Director Stock Option Plan.

(vv) SUBSIDIARY OR SUBSIDIARIES. Any corporation other than the Company (whether now or hereafter existing) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ww) TERMINATION OF EMPLOYMENT. The termination of a Participant's status as a common law employee of the Company or a Subsidiary unless the Participant immediately thereafter is hired as a common law employee of a different employer that is the Company or a Subsidiary.